Exhibit 3.143

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES ROGERS LAKE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTEENTH DAY OF JUNE, A.D. 2002, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SRS OF MURRAY COUNTY, LLC” TO “ADVANCED DISPOSAL SERVICES ROGERS LAKE, LLC”, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 2002, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES ROGERS LAKE, LLC”.

CERTIFICATE OF FORMATION

OF

SRS OF MURRAY COUNTY, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is SRS of Murray County, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 13th day of June, 2002.

Charles R. Curley, Jr.

Authorized Person of Company

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION OF SRS OF MURRAY COUNTY, LLC

Pursuant to the provisions of Section 202, Delaware Limited Liability Company Act, this Florida Limited Liability Company adopts the following Certificate of Amendment to its Certificate of Formation:

1. The name of this Limited Liability Company is SRS of Murray County, LLC.

2. Article I of the Certificate of Formation of the Limited Liability Company is hereby amended in its entirety to read as follows:

“ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Rogers Lake, LLC.”

IN WITNESS WHEREOF, SRS of Murray County, LLC has caused this Certificate of Amendment to Certificate of Formation to be executed by its sole Member this 19th day of July, 2002.

SRS OF MURRAY COUNTY, LLC

By:	Charles C. Appleby
President

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